Exhibit 10.3

GOLDEN MINERALS COMPANY

2023 EQUITY INCENTIVE PLAN

Amendment No. 2

THIS AMENDMENT No. 2 to the Golden Minerals Company Equity Incentive Plan (the “Plan”) is adopted as of June 18, 2024.

WHEREAS, the Board of Directors (the “Board”) of Golden Minerals Company (the “Company”) has the general authority to amend the Plan pursuant to Section 10.5 of the Plan;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan; and

WHEREAS, the Board desires to amend the Plan to allow the Board to approve immediate vesting for certain Awards granted under the Plan.

NOW THEREFORE, the Board hereby amends the Plan as follows:

1.	Minimum Vesting Schedule Restriction. Section 6.5 of the Plan is hereby deleted in its entirety and replaced with the following:

“6.5 Minimum Vesting Schedule. Except as provided below, all Awards granted under the Plan shall have a minimum one (1) year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one (1) year after the date of grant of such Award. Notwithstanding the foregoing, upon Board approval, shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described in this Section 6.5.

2.	Effect on Plan. The Plan shall remain unchanged and in full force and effect except as otherwise set forth in this Amendment No. 2.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 2 to the Plan as of the date first indicated above.

GOLDEN MINERALS COMPANY

A Delaware corporation

/s/ Julie Z. Weedman_________________________

Name: Julie Z. Weedman

Title: Senior Vice President and Chief Executive Officer